EXECUTION COPY









                            THE RESTAURANT COMPANY,

                                   as Issuer,

                          THE GUARANTORS NAMED THEREIN

                                      and

                             THE BANK OF NEW YORK,

                                   as Trustee

                        --------------------------------

                         Second Supplemental Indenture

                            Dated as of May 3, 2006

                                       to

                                   Indenture

                                     Dated

                            as of September 21, 2005

                        --------------------------------

          SECOND SUPPLEMENTAL INDENTURE, dated as of May 3, 2006 (this "SECOND SUPPLEMENTAL INDENTURE"), by and among THE RESTAURANT COMPANY, a Delaware corporation (the "COMPANY"), the Guarantors listed on the signature pages hereto under the heading "Additional Guarantor" (each an "ADDITIONAL GUARANTOR" and collectively, the "ADDITIONAL GUARANTORS"), the other Guarantors listed on the signature pages hereto under the heading "Original Guarantors" (the "ORIGINAL GUARANTORS" and, together with the Additional Guarantors, collectively, the "GUARANTORS") and THE BANK OF NEW YORK, a New York banking corporation, as trustee (in such capacity, the "Trustee").

          WHEREAS, the Company, the Original Guarantors and the Trustee executed and delivered an Indenture, dated as of September 21, 2005 (the "INDENTURE"), providing for the issuance of 10% Senior Notes due 2013 (the "NOTES");

          WHEREAS, there are now outstanding under the Indenture, Notes in the principal amount of $190,000,000;

          WHEREAS, each of the Additional Guarantors is a direct wholly-owned domestic subsidiary of the Company;

          WHEREAS, each of the Additional Guarantors constitutes a Restricted Subsidiary;

          WHEREAS, Section 4.18 of the Indenture requires the Company to cause the Additional Guarantors to execute and deliver to the Trustee this Second Supplemental Indenture pursuant to which the Additional Guarantors shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture and shall become a party to the Registration Rights Agreement, in each case on the terms and conditions of the Second Supplemental Indenture and on the other terms and conditions set forth herein;

          WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized by all necessary parties; and

          WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Second Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken;

          NOW THEREFORE, in consideration of the above premises, it is mutually covenanted and agreed, for equal and proportionate benefit of all holders of Notes, as follows:

                                  ARTICLE ONE

                        Joinder of Additional Guarantors

          Section 1.1 AGREEMENT TO GUARANTEE. The Additional Guarantors hereby agree, jointly and severally with all other Guarantors, to guarantee the Company's Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth herein and in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes. The Guarantors agree that the Guarantees set forth in Article 10 of the Indenture, as supplemented by its agreement to guarantee contained herein or in any other Guarantee, shall remain in full force and effect and apply to all of the Notes notwithstanding any failure by the Additional Guarantors to endorse on such Notes a notation of the Guarantor.

          Section 1.2 REGISTRATION RIGHTS AGREEMENT. By its execution of this Second Supplemental Indenture, each Additional Guarantor hereby (i) agrees that from and after the date hereof it shall be a party under and the Registration Rights Agreement as if it were a signatory thereto and shall be bound by all of the provisions thereof, and (ii) agrees that it shall comply with and be subject to all the terms, conditions, covenants, agreements and obligations set forth therein.

          Section 1.3 NO RECOURSE AGAINST OTHERS. No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Original Guarantors or the Additional Guarantors or any successor entity shall have any personal liability for any Obligations of the Company, the Original Guarantors or the Additional Guarantors or any successor entities hereunder, by reason of his, her or its status as such stockholder, employee, officer or director. Each Holder, by accepting a Note, waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes and this Second Supplemental Indenture.

                                  ARTICLE TWO

                                  Miscellaneous

          Section 2.1 INSTRUMENTS TO BE READ TOGETHER. This Second Supplemental Indenture is an indenture supplemental to the Indenture, and said Indenture and this Second Supplemental Indenture shall henceforth be read together.

          Section 2.2 CONFIRMATION. The Indenture as amended and supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.

          Section 2.3 TERMS DEFINED. Capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein shall have the respective meanings set forth in the Indenture.


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


          Section 2.4 HEADINGS. The headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

          Section 2.5 GOVERNING LAW. The laws of the State of New York, without regard to the principles of conflicts of law, shall govern this Second Supplemental Indenture.

          Section 2.6 COUNTERPARTS. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 2.7 EFFECTIVENESS. The provisions of this Second Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of the Indenture.

          Section 2.8 CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture, the Notes and the Registration Rights Agreement relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Company.

          Section 2.9 TRUSTEE DOCUMENTS. On or before the date hereof, the Company shall deliver to the Trustee pursuant to the Indenture, (a) an Officers' Certificate and (b) an Opinion of Counsel, in each case related to the execution of this Second Supplemental Indenture.








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


          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.


                                   THE ISSUER:
                                   ----------

                                   THE RESTAURANT COMPANY

                                   By:  /s/ Andrew Whiteley
                                        ----------------------------------------
                                        Name:  Andrew Whiteley
                                        Title  Secretary

                                   ORIGINAL GUARANTORS:
                                   -------------------

                                   THE RESTAURANT COMPANY OF MINNESOTA

                                   By:  /s/ Andrew Whiteley
                                        ----------------------------------------
                                        Name:  Andrew Whiteley
                                        Title  Secretary


                                   TRC REALTY LLC

                                   By:  /s/ Andrew Whiteley
                                        ----------------------------------------
                                        Name:  Andrew Whiteley
                                        Title  Secretary


                                   PERKINS FINANCE CORP.

                                   By:  /s/ Andrew Whiteley
                                        ----------------------------------------
                                        Name:  Andrew Whiteley
                                        Title  Secretary

                                   ADDITIONAL GUARANTORS:
                                   ---------------------

                                   WILSHIRE BEVERAGE, INC.

                                   By:  /s/ Scott Bradbury
                                        ----------------------------------------
                                        Name:  Scott Bradbury
                                        Title  President and Secretary

                                   WILSHIRE RESTAURANT GROUP LLC

                                   By:  /s/ James W. Stryker
                                        ----------------------------------------
                                        Name:  James W. Stryker
                                        Title  Treasurer

                                   MARIE CALLENDER PIE SHOPS, INC.

                                   By:  /s/ James W. Stryker
                                        ----------------------------------------
                                        Name:  James W. Stryker
                                        Title  Treasurer

                                   MARIE CALLENDER WHOLESALERS, INC.

                                   By:  /s/ James W. Stryker
                                        ----------------------------------------
                                        Name:  James W. Stryker
                                        Title  Treasurer

                                   MACAL INVESTORS, INC.

                                   By:  /s/ James W. Stryker
                                        ----------------------------------------
                                        Name:  James W. Stryker
                                        Title  Treasurer

                                   MCID, INC.

                                   By:  /s/ James W. Stryker
                                        ----------------------------------------
                                        Name:  James W. Stryker
                                        Title  Treasurer

                                   FIV CORP.

                                   By:  /s/ James W. Stryker
                                        ----------------------------------------
                                        Name:  James W. Stryker
                                        Title  Treasurer


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


                                   THE BANK OF NEW YORK, AS TRUSTEE

                                   By:  /s/ Robert A. Massimillo
                                        ----------------------------------------
                                        Name:  Robert A. Massimillo
                                        Title  Vice President



































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